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               CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


We consent to the use in the Post-Effective Amendment No. 1 to Form SB-2, Registration Statement under the Securities Act of 1933, of MigraTEC, Inc. and Subsidiary, of our report dated April 1, 1998, on the financial statements of MigraTEC, Inc. and Subsidiary as of December 31, 1997 and 1996, accompanying the financial statements contained in Form SB-2, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in Form SB-2.


                                                     KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
May 7, 1999